Exhibit 99.1


 Company: Jack Henry & Associates, Inc.   Analyst Contact:  Kevin D. Williams
          663 Highway 60, P.O. Box 807            Chief Financial Officer
          Monett, MO 65708                        (417) 235-6652

                                          IR Contact:  Jon Seegert
                                                  Director Investor Relations
                                                  (417) 235-6652

 FOR IMMEDIATE RELEASE


           JACK HENRY & ASSOCIATES ACQUIRES BANC INSURANCE SERVICES
           --------------------------------------------------------

 MONETT, MO - September  8, 2004 -   Jack Henry  & Associates, Inc.  (Nasdaq:
 JKHY), a leading provider of integrated computer systems and ATM/debit card transaction processing, announced today its acquisition of Massachusetts-based Banc Insurance Service, Inc. (BIS), a leading provider of turnkey insurance agency solutions for financial institutions. Terms of the transaction were not disclosed.

 BIS was founded in 1999, and currently supports the insurance distribution strategies of more than 15 financial institutions nationwide. Through a cost-effective outsourcing service, BIS allows banks and credit unions to own a complete insurance agency solution without the significant capital investments required to build or buy an agency, or the inherent operational risks. Financial institutions leverage BIS's proven, end-to-end insurance agency solution to offer a full range of high-demand personal and commercial lines of insurance provided by many of the industry's leading carriers. The turnkey insurance distribution solution also includes sales professionals and proven sales strategies; complete back-office services, including billing and claims processing; and ongoing access to insurance industry experts.

 Kevin Williams, CFO of Jack Henry & Associates, said, "BIS will enable our bank and credit union clients to take advantage of the regulatory changes that allow them to generate additional fee income through insurance product sales without adding more brick and mortar, more infrastructure, more employees, more systems, or more technology. We literally create a de novo agency for our clients and assume full responsibility for policy sales and service. Our clients own their customer relationships, the insurance policies sold, and the ongoing renewals. And the insurance carriers assume the underwriting risk and full responsibility for the policy benefits. This single-source, completely outsourced distribution solution will enable our clients to provide their retail and commercial customers with competitive insurance products and unmatched convenience." Williams also stated that this acquisition is expected to be slightly accretive this fiscal year.

 According to Jeffrey Chesky, president of BIS, "The biggest barriers impacting financial institutions' success in the insurance industry are cost and culture. Our turnkey outsourcing solution eliminates both of these barriers by allowing banks and credit unions to leverage the resources and capabilities of a proven, fully operational, fully outsourced insurance agency. We welcome the opportunity to continue designing, implementing, and managing successful insurance distribution solutions for diverse financial institutions, including Jack Henry's growing client base."

 Jack Prim, CEO of Jack Henry & Associates, said, "The acquisition of BIS fundamentally supports our strategy to provide our bank and credit union clients with seamless access to the high-demand financial products and services that directly support their growth strategies. This proven, cost-effective insurance distribution solution will enable our clients to expand their product and service offering, enhance their market presence and potential, and generate significant new cross-sale and non-interest income opportunities. We are excited about the opportunity to strategically expand our offering with another competitively distinct, market-driven business solution."


 About Jack Henry & Associates

 Jack Henry & Associates, Inc. provides integrated computer systems and processes ATM and debit card transactions for banks and credit unions. Jack Henry markets and supports its systems throughout the United States and has over 5,900 customers nationwide. For additional information on Jack Henry, visit the company's web site at www.jackhenry.com.

 Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.


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